UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 30, 2019

Commission File Number 001-38308

Greenpro Capital Corp.

(Exact name of registrant issuer as specified in its charter)

Nevada	98-1146821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 1701-1703, 17/F.,

The Metropolis Tower,

10 Metropolis Drive, Hung Hom,

Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (852) 3111 -7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2019, the Board of Directors of Greenpro Capital Corp. (the “Company”), received notification from Albert Shum (“Mr. Shum”) that effective on September 30, 2019, he would resign as a director of the Company. Mr. Shum was Chair of the Nominating and Corporate Governance Committee, and also served on the Audit Committee and the Compensation Committee. Mr. Shum’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 1, 2019, the Company appointed Brent L. Glendening (“Mr. Glendening”), as an independent director to serve on the Company’s board of directors (the “Board”). Mr. Glendening’s appointment fills the vacancy on the Board due to Mr. Shum’s departure. Mr. Glendening will serve as Chair of the Nominating and Corporate Governance Committee, and will also serve on the Audit Committee and the Compensation Committee.

Mr. Glendening, age 65, a U.S. citizen, is a global technology executive with over 25 years of experience in international management and strategic IT leadership driving business results and strategic programs. Since September 2018, he has served as the managing director of Brent Glendening & Associates LLC, a company that provides senior IT leadership development and support services in strategic planning, strategic supplier negotiations and business analytics / artificial intelligence (AI) development. From March 2017 to August 2018, he served as vice president of supply chain solutions of Halo BI LLC, a company that provides business analytics solutions with an emphasis in supply planning and utilizing AI to improve supply chain planning. In this role, Mr. Glendening was the chief architect for all business analytics solutions development. From April 2010 to February 2017, he served as vice president of information technology of The Carlstar Group LLC, a worldwide leader of specialty tires and wheels for the off-road enthusiast market. Mr. Glendening has expertise in global business harmonization, consolidation and restructuring. During his career, in addition to the positions disclosed above, Mr. Glendening has held senior technology management positions in various other notable companies, such as director of management information services of ADT Security Systems, Inc., executive vice president and chief information officer of Schindler Holding AG, Switzerland (SCHN: SWX), president of Schindler Informatik AG and vice president and international chief information officer of Whirlpool Corporation (NYSE: WHR). Mr. Glendening was awarded the Top 10 Chief Information Officer by Computerworld in Switzerland 2005.

Mr. Glendening graduated from Ferris State University with a bachelor’s degree in Business Data Processing. He completed executive education programs at the University of Michigan, USA and the International Institute for Management Development (IMD), Switzerland.

Mr. Glendening does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive director. Mr. Glendening is not a party to any transactions listed in Item 404(a) of Regulation S-K. Mr. Glendening does not own any shares of the Company’s common stock.

As compensation for services as an independent director, Mr. Glendening shall receive a monthly fee of $750 in cash payable quarterly, commencing on January 1, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Independent Director Agreement, dated October 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.
(Name of Registrant)

Date: October 8, 2019	By:	/s/ Lee Chong Kuang
	Title:	Chief Executive Officer,
President, Director
(Principal Executive Officer)

Date: October 8, 2019	By:	/s/ Loke Che Chan, Gilbert
	Title:	Chief Financial Officer, Secretary,
Treasurer, Director
(Principal Financial Officer and
Principal Accounting Officer)